UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 16, 2002


                                 C-COR.net Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
-------------------------------     ----------------         -------------------
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

         60 Decibel Road, State College, Pennsylvania     16801
       ------------------------------------------------ ----------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (814) 238-2461


         (Former name or former address, if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets.

On September 16, 2002, the Registrant issued a press release, which is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference, announcing that on that date, the Registrant completed its purchase of certain assets and liabilities of Philips Broadband Networks("PBN") from Royal Philips Electronics N.V., under the terms previously announced on July 8, 2002.

PBN is a provider of broadband products, including transmission products, network optimizing technologies, and element management systems. PBN is supported by sales and services organizations worldwide, with a strong customer base in Europe and the Asia Pacific region. The purchase includes assets in various countries, cable infrastructure products, and a design and production facility in Manlius, New York. These assets and the facility became part of our Broadband Communications Products Division. The purchase price for the acquisition was approximately 80.0 million Euros, subject to certain adjustments. The closing took place on September 16, 2002 with an effective date of the acquisition of August 26, 2002. The results of operations of PBN will be included in the Registrant's consolidated financial statements as of August 26, 2002. At closing on September 16, 2002, the Registrant made an initial payment of 75.0 million Euros, with any subsequent payments subject to certain adjustments. The nature and amount of consideration paid in connection with the acquisition was determined based on arms length negotiations between the Registrant and Royal Philips Electronics N.V., and the Registrant used its available working capital to fund the acquisition. The acquisition is being accounted for as a purchase. Any excess of the purchase price and related costs over the fair value of the acquired net assets of the business will be recorded as goodwill. Assets acquired by the Registrant consist primarily of inventory, fixed assets, contractual rights and obligations, intellectual property and equipment which were used by PBN in its global operations and the capital stock of Philips Broadband Networks, Inc. The Registrant will continue to use such assets in the same manner as the assets were used by PBN.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired

         (b)  Pro Forma Financial Information

              Pursuant to Item 7(a) and Item 7(b), the Registrant is required to file certain financial statements with respect to the purchase of Philips Broadband Networks and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the notes thereto, as well as the required pro forma financial information. The Registrant expects to file all such required financial statements and pro forma financial information as soon as it is practicable, and in any event within the time period required by Item 7(a).

         (c)  Exhibits

         2.1 Acquisition Agreement dated as of July 8, 2002, by and among the Registrant, and Koninklijke Philips Electronics N.V., Philips Electronics North America Corporation, Philips Broadband Networks, Inc.

         2.2 Amendment No. 1 to Acquisition Agreement dated as of September 15, 2002, by and among the Registrant, and Koninklijke Philips Electronics N.V., Philips Electronics North America Corporation, Philips Broadband Networks, Inc.

         99.1 Press Release, dated September 16, 2002, of the Registrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


C-COR.net Corp.
(Registrant)

September 25, 2002


By: /s/ David A. Woodle
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Name: David A. Woodle
Title: Chief Executive Officer